EXHIBIT 32.1
SECTION 1350 CERTIFICATION
     Pursuant to 18 U.S.C. Section 1350, I, Richard Brehm, President and Chief Executive Officer of Lincolnway Energy, LLC, certify that to my knowledge (i) Lincolnway Energy, LLC’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lincolnway Energy, LLC.
Date: December 20, 2006

/s/ Richard Brehm
Richard Brehm, President and Chief
Executive Officer

[A signed original of this written statement has been provided to Lincolnway Energy, LLC and will be retained by Lincolnway Energy, LLC and furnished to the Securities and Exchange Commission or its staff upon request.]

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